Exhibit 99.1

FHLBANK TOPEKA ANNOUNCES 2023 FOURTH QUARTER RESULTS

February 22, 2024 - FHLBank Topeka (FHLBank) is reporting net income of $87.4 million computed in accordance with U.S. generally accepted accounting principles (GAAP) for the quarter ended December 31, 2023 compared to $73.1 million for the quarter ended December 31, 2022. For the year ended December 31, 2023, FHLBank is reporting net income of $370.5 million compared to $240.7 million for the same period in the prior year. The increases in net income for the current quarterly and year-to-date periods were the result of increases in net interest income and the impact of hedging, including fluctuations in fair value of economic derivatives and trading securities. These increases were partially offset by increases in operating expenses driven by compensation and benefits and expenses related to software implementations, and an increased allocation of funds available to members for affordable housing.

Net interest income increased $19.2 million for the quarter, from $99.9 million for the quarter ended December 31, 2022 to $119.1 million for the quarter ended December 31, 2023. Net interest income increased $97.1 million year-to-date, from $363.0 million for the year ended December 31, 2022 to $460.1 million for the year ended December 31, 2023. The increase for both the quarterly and year-to-date periods was due largely to an increase in the average yield due to rising interest rates and an increase in the average balance of advances, partially offset by a corresponding increase in the average cost and average balance of debt.

FHLBank expects to file its Form 10-K for the year ended December 31, 2023 with the Securities and Exchange Commission (SEC) on or about March 11, 2024.

Operating Highlights
•Net interest income/margin: Net interest income increased $19.2 million to $119.1 million for the quarter ended December 31, 2023 compared to $99.9 million for the quarter ended December 31, 2022. The increase in net interest income resulted from increased average balances on advances and investments at higher interest rates, combined with the impact of higher interest rates on fair value hedges and a continued decline in premium amortization on mortgage-related assets. Net interest margin increased six basis points for the current quarter, from 0.56 percent for the quarter ended December 31, 2022 to 0.62 percent for the quarter ended December 31, 2023.
•Total assets: Total assets increased from $72.0 billion as of December 31, 2022 to $74.9 billion as of December 31, 2023, driven by the $1.8 billion increase in long-term investments between periods and a $1.1 billion increase in advances. The average balance of interest-earning assets increased $4.7 billion between the quarter ended December 31, 2023 and the same period in the prior year, driven by a $1.6 billion increase in the average balance of advances and $2.9 billion increase in the average balance of short- and long-term investments.
•Primary Mission Assets: Advances to members and housing associates and mortgage loans purchased from members are Primary Mission Assets because they are fundamental to the business and mission of FHLBank. The Primary Mission Asset ratio, as defined by the Federal Housing Finance Agency under its core mission achievement guidance, is calculated as average advances and average mortgage loans to average consolidated obligations (less certain U.S. Treasury securities), based on year-to-date averages. As of December 31, 2023 and December 31, 2022, our Primary Mission Asset ratio was 81 percent and 80 percent, respectively.
•Advances: Advances increased to $45.4 billion at December 31, 2023 compared to $44.3 billion at December 31, 2022, representing 60.6 percent of total assets as of December 31, 2023, compared to 61.5 percent as of December 31, 2022. The average balance of advances increased $1.6 billion, or 3.7 percent, to $44.6 billion for the quarter ended December 31, 2023 when compared to the prior year period. The increase in the average balance of advances between periods was largely attributed to the funding needs of depository members. FHLBank continues to execute its liquidity mission by serving as a reliable source of liquidity and funding for members.
•Mortgage loans: Mortgage loans increased $0.5 billion from $7.9 billion at December 31, 2022 to $8.4 billion as of December 31, 2023, representing 11.1 percent of total assets as of December 31, 2023, compared to 11.0 percent as of December 31, 2022. The average balance of mortgage loans increased $0.3 billion, or 4.0 percent, to $8.3 billion for the quarter ended December 31, 2023 when compared to the prior year period. Interest income continues to be positively impacted by lower premium amortization and originations at interest rates higher than that of the existing portfolio.
•Performance ratios: Return on average equity (ROE) increased to 9.1 percent for the quarter ended December 31, 2023 compared to 8.0 percent for the prior year quarter due to the increase in net income for the current quarter, partially offset by the increase in average capital.

Exhibit 99.1

•Dividends: The Class A Common Stock dividend rate of 4.75 percent per annum and the Class B Common Stock dividend rate of 9.50 percent per annum combined for a weighted average dividend rate for the quarter ended December 31, 2023 of 8.84 percent.

Housing and Community Development Programs
FHLBank's housing and community development programs are central to its mission to make a difference by providing reliable liquidity and funding to help its members build strong communities. The success of the cooperative means more funding is allocated to support members in these community-building initiatives. By regulation, 10 percent of earnings are allocated to funding affordable housing initiatives in FHLBank's district. In 2023, FHLBank announced a commitment to expand its investment by increasing the annual contribution by 50 percent by 2025.

FHLBank is proud to announce $17.7 million in affordable housing grants for 2023. The grants through FHLBank’s Affordable Housing Program (AHP), which are made in partnership with FHLBank’s member financial institutions, will help fund 22 projects in Colorado, Kansas, Nebraska and Oklahoma. The successful applications will give 1,168 very low-, low-, and moderate-income households a place to call home. Nonprofit groups, for-profit developers, government agencies and public entities apply for the grants for rental and owner-occupied housing projects through an FHLBank member.

Additionally, FHLBank allocated nearly $9.4 million for its 2023 Homeownership Set-aside Program (HSP). In 2023, the HSP provided down payment, closing cost and eligible repair assistance to over 1,200 households in the district. FHLBank also announced its inaugural Native American Housing Initiatives Grants recipients, which will fund $3.0 million to support housing and community development in Native American communities.

For more than 25 years, FHLBank has provided down payment and closing cost assistance to low-and moderate-income first-time homebuyers as part of its commitment to making housing assessable and affordable in its district. In 2024, FHLBank is launching the new TurnKey: Unlocking Homeownership suite of products designed to provide assistance and address the challenges of attaining homeownership in Colorado, Kansas, Nebraska, and Oklahoma. FHLBank is proud to support the dream of homeownership and partner with members to build communities and change lives.

The following programs are in the TurnKey suite of products:
•HSP provides down payment, closing costs and repair assistance to first-time homebuyers earning at or below 80 percent of the Area Median Income (AMI) for households purchasing or constructing homes in the four-state district.
•The Homeownership Set-aside Program Plus (HSP+) provides down payment, closing cost and repair assistance to first-time homebuyers earning at or below 80 percent AMI for households purchasing or constructing homes in High-Cost Areas and non-metropolitan Difficult Development Areas in the four-state district.
•The Homeownership Possibilities Expanded (HOPE) product provides access to the “missing middle” or homebuyers that do not traditionally receive support but need assistance with down payment, closing costs or other eligible repairs in the four-state district. HOPE is not limited to first-time homebuyers and household income must be at or below 150 percent AMI. HOPE is funded by the voluntary contribution commitment made by FHLBank.

Financial Highlights
Attached are highlights of FHLBank’s financial position as of December 31, 2023 and December 31, 2022, and results of operations for the quarterly and annual periods ended December 31, 2023 and 2022.

Exhibit 99.1

Non-GAAP Measures
Management believes that certain non-GAAP financial measures are helpful in understanding FHLBank's operating results and provide meaningful period-to-period comparison of FHLBank's long-term economic value in contrast to GAAP results, which are impacted by temporary fair value changes and other factors driven by market volatility, gains/losses on instrument sales, non-recurring transactions, or transactions that are considered unpredictable or non-routine that reduce comparability between periods.

A reconciliation of GAAP net income to adjusted income (a non-GAAP measure) for the quarterly and annual periods ended December 31, 2023 and 2022 is calculated as follows:

	Quarter Ended		Year Ended
	12/31/2023	12/31/2022	12/31/2023	12/31/2022
Calculation of Adjusted Income:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Net income, as reported under GAAP	$87,425	$73,059	$370,467	$240,736
AHP assessments	9,714	8,117	41,164	26,749
Income before AHP assessments	97,139	81,176	411,631	267,485
Derivative (gains) losses[1]	19,944	(5,856)	2,748	(133,531)
Trading (gains) losses	(12,955)	(528)	(19,554)	112,548
Prepayment/yield maintenance fees[2]	(45)	(345)	(88)	(7,436)
Net (gains) losses on sale of held-to-maturity securities	—	—	—	89
Total excluded items	6,944	(6,729)	(16,894)	(28,330)
Adjusted income (a non-GAAP measure)	$104,083	$74,447	$394,737	$239,155
_________
1    Consists of fair value changes on all derivatives and hedging activities excluding net interest settlements on economic hedges and price alignment amount.
2    Includes prepayment fees on advances and yield maintenance fees on debt securities.

A reconciliation of GAAP net interest income and GAAP net interest margin to adjusted net interest income and adjusted net interest margin (non-GAAP measures) for the quarterly and annual periods ended December 31, 2023 and 2022 is calculated as follows:

	Quarter Ended		Year Ended
	12/31/2023	12/31/2022	12/31/2023	12/31/2022
Calculation of Adjusted Net Interest Income:	(Dollar amounts in thousands) Unaudited		(Dollar amounts in thousands) Unaudited
Net interest income, as reported under GAAP	$119,072	$99,895	$460,051	$362,991
(Gains) losses on derivatives qualifying for hedge accounting recorded in net interest income	973	(8,170)	(16,563)	(33,192)
Net interest settlements received (paid) on derivatives not qualifying for hedge accounting	9,085	3,384	35,033	(13,661)
Prepayment/yield maintenance fees[1]	(45)	(345)	(88)	(7,436)
Adjusted net interest income (a non-GAAP measure)	$129,085	$94,764	$478,433	$308,702

Net interest margin, as calculated under GAAP for the period	0.62%	0.56%	0.61%	0.60%
Adjusted net interest margin (a non-GAAP measure)	0.68%	0.53%	0.63%	0.51%
_________
1    Includes prepayment fees on advances and yield maintenance fees on debt securities.

Exhibit 99.1

Adjusted ROE spread (a non-GAAP measure) for the quarterly and annual periods ended December 31, 2023 and 2022 is calculated as follows:

	Quarter Ended		Year Ended
	12/31/2023	12/31/2022	12/31/2023	12/31/2022
Calculation of Adjusted ROE Spread:	(Dollar amounts in thousands) Unaudited		(Dollar amounts in thousands) Unaudited
Average GAAP total capital	$3,828,061	$3,607,150	$3,873,461	$3,222,987
ROE, based upon GAAP net income	9.06%	8.04%	9.56%	7.47%
Adjusted ROE, based upon adjusted income (a non-GAAP measure)	10.79%	8.19%	10.19%	7.42%
Average overnight Federal funds effective rate	5.33%	3.65%	5.03%	1.68%
GAAP ROE as a spread to average overnight Federal funds effective rate	3.73%	4.39%	4.53%	5.79%
Adjusted ROE as a spread to average overnight Federal funds effective rate (a non-GAAP measure)	5.46%	4.54%	5.16%	5.74%

This earnings release contains certain supplemental financial information that has been determined by methods other than GAAP that management uses in the analysis of FHLBank’s financial performance. FHLBank management believes that certain non-GAAP financial measures are helpful in understanding FHLBank's operating results and provide meaningful period-to-period comparison of FHLBank's long-term economic value in contrast to GAAP results, which can be impacted by fair value changes driven by market volatility, gains/losses on instrument sales, non-recurring transactions, or transactions that are considered unpredictable. FHLBank's business model is primarily one of holding assets and liabilities to maturity. However, FHLBank may engage in periodic instrument sales for liquidity purposes. FHLBank reports the following non-GAAP financial measures in the previous tables that it believes are useful to stakeholders as key measures of its operating performance: (1) adjusted income, (2) adjusted net interest income, (3) adjusted net interest margin, and (4) adjusted ROE. Although FHLBank calculates its non-GAAP financial measures consistently from period to period using appropriate GAAP components, non-GAAP financial measures are not required to be uniformly applied and are not audited. Another material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. While FHLBank believes the non-GAAP measures contained in this announcement are frequently used by FHLBank’s stakeholders in the evaluation of FHLBank's performance, such non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of financial information prepared in accordance with GAAP.

Exhibit 99.1

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risks or uncertainties and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: changes in the general economy and capital markets, the rate of inflation or deflation, employment rates, housing market activity and pricing, the size and volatility of the residential mortgage market, geopolitical events, and global economic uncertainty; governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, our members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; external events, such as economic, financial, or political disruptions, and/or wars, pandemics, and natural disasters, including disasters caused by climate change, which could damage our facilities or the facilities of our members, damage or destroy collateral pledged to secure advances or mortgages held for portfolio, which could increase our risk exposure or loss experience; effects of derivative accounting treatment and other accounting rule requirements, or changes in such requirements; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with all products and services; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; membership changes, including changes resulting from member failures or mergers, changes due to member eligibility, or changes in the principal place of business of members; changes in the U.S. government's long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; soundness of other financial institutions, including FHLBank members, non-member borrowers, counterparties and the other FHLBanks; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; volatility of market prices, changes in interest rates and indices and the timing and volume of market activity, including the effects of these factors on amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; changes in FHLBank's capital structure; FHLBank's ability to declare dividends or to pay dividends at rates consistent with past practices; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to manage cybersecurity risks and securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; and the ability of FHLBank to attract and retain skilled individuals, including qualified executive officers. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by reference to this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason to reflect events or circumstances after the date of this announcement.

Exhibit 99.1

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	12/31/2023	12/31/2022
Financial Position
Investments[1]	$20,486,846	$19,261,151
Advances	45,444,769	44,262,750
Mortgage loans held for portfolio, net	8,352,713	7,905,135
Total assets	74,946,985	71,992,842
Deposits	752,200	711,061
Consolidated obligations, net	69,790,738	67,281,244
Total liabilities	71,056,333	68,316,298
Total capital stock	2,607,683	2,507,709
Retained earnings	1,401,940	1,253,105
Total capital	3,890,652	3,676,544

Regulatory capital[2]	4,009,870	3,761,094

	Quarter Ended		Year Ended
	12/31/2023	12/31/2022	12/31/2023	12/31/2022
Results of Operations
Interest income	$1,019,870	$672,939	$3,803,159	$1,381,275
Interest expense	900,798	573,044	3,343,108	1,018,284
Net interest income before loan loss provision (reversal)	119,072	99,895	460,051	362,991
Provision (reversal) for credit losses on mortgage loans	(953)	1,010	(641)	710
Net gains (losses) on trading securities	12,955	528	19,554	(112,548)
Net gains (losses) on derivatives and hedging activities	(10,078)	917	14,923	86,492
Other income	3,505	2,948	13,470	12,114
Other expenses	29,268	22,102	97,008	80,854
Income before assessments	97,139	81,176	411,631	267,485
AHP assessments	9,714	8,117	41,164	26,749
Net income	87,425	73,059	370,467	240,736

Weighted average dividend rate[3]	8.84%	7.79%	8.47%	6.47%

1    Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.
2    Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A Common Stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B Common Stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.
3    Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.

Exhibit 99.1

Average Balances and Yields (dollar amounts in thousands):

	Quarter Ended				Year Ended
	12/31/2023		12/31/2022		12/31/2023		12/31/2022
	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield
Interest-earning assets:
Investments[1,2,3]	$22,817,647	5.64%	$20,036,788	3.91%	$21,369,253	5.29%	$18,427,370	2.22%
Advances[2,3]	44,586,170	5.56	42,998,728	3.84	46,166,703	5.22	34,290,538	2.17
Mortgage loans[4,5]	8,277,056	3.40	7,960,477	2.97	8,080,282	3.23	8,023,766	2.85
Other interest-earning assets	36,304	2.11	35,110	1.99	50,302	2.84	47,418	1.87
Total earning assets	$75,717,177	5.34%	$71,031,103	3.76%	$75,666,540	5.03%	$60,789,093	2.27%

Interest-bearing liabilities:
Deposits	$732,283	5.12%	$682,524	3.41%	$685,032	4.81%	$785,204	1.32%
Consolidated obligations[2,6]	70,255,947	5.03	65,961,113	3.41	70,229,961	4.71	56,218,714	1.79
Other borrowings	43,810	2.78	43,784	2.56	46,359	2.86	46,803	2.39
Total interest-bearing liabilities	$71,032,040	5.03%	$66,687,421	3.41%	$70,961,352	4.71%	$57,050,721	1.78%

Net interest spread[7]		0.31%		0.35%		0.32%		0.49%

Net interest margin[7]		0.62%		0.56%		0.61%		0.60%

1    Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.
2    Interest income/expense and average rates include the effect of associated derivatives that qualify for fair value hedge accounting treatment.
3    Interest income includes prepayment/yield maintenance fees.
4    Credit enhancement fee payments are netted against interest earnings on the mortgage loans.
5    Mortgage loans average balances include outstanding principal for non-performing conventional loans. However, these loans no longer accrue interest.
6    Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.
7    Net interest spread is the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities. Net interest margin is defined as net interest income as a percentage of average earning assets.